Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333-216528, 333-222266, 333-223596, and 333-239389) of Editas Medicine Inc.,

(2)	Registration Statement (Form S-8 No. 333-209351) pertaining to the Editas Medicine Inc. 2013 Stock Incentive Plan, 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Editas Medicine Inc., and

(3)	Registration Statements (Form S-8 Nos. 333-216445, 333-223529, 333-230266, and 333-236662) pertaining to the 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Editas Medicine, Inc.;

of our reports dated February 26, 2021, with respect to the consolidated financial statements of Editas Medicine, Inc. and the effectiveness of internal control over financial reporting of Editas Medicine, Inc., included in this Annual Report (Form 10-K) of Editas Medicine, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2021